UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 12, 2016

RenaissanceRe Holdings Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Bermuda	001-14428	98-0141974
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Renaissance House, 12 Crow Lane, Pembroke, Bermuda		HM 19
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(441) 295-4513

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 12, 2016, RenaissanceRe Holdings Ltd. (the “Company”) announced that Jeffrey D. Kelly, Executive Vice President, Chief Financial Officer and Chief Operating Officer of the Company, will retire effective September 15, 2016. He will be succeeded as Chief Financial Officer by Robert Qutub effective August 8, 2016 and remain Chief Operating Officer until September 15, 2016. Following his retirement, Mr. Kelly will serve as an advisor to the Company.

Mr. Qutub will join the Company as Executive Vice President and Chief Financial Officer effective August 8, 2016. Most recently, Mr. Qutub, age 54, was Chief Financial Officer and Treasurer for MSCI Inc., a leading provider of portfolio construction and risk management tools and services for global investors, from July 2012 to May 2016, where he managed all aspects of SEC reporting, treasury, investor relations, financial planning and internal controls, as well as other responsibilities. Prior to MSCI Inc., Mr. Qutub was with Bank of America from November 1994 to June 2012, where he held several segment Chief Financial Officer roles, most notably for Global Consumer and Business Banking, Global Banking and Markets and Global Wealth Management. Mr. Qutub holds a Bachelor of Science in Accounting from the University of North Carolina at Charlotte and is a member of the American Institute of Certified Public Accountants. He also served in the United States Marine Corps and is currently on the Board of Directors of USAA Federal Savings Bank.

In connection with his appointment, Mr. Qutub will initially be paid an annual base salary of $575,000 and will receive benefits and perquisites offered to other expatriate executive officers of the Company situated in Bermuda. Mr. Qutub will be eligible for long-term incentive awards consistent with the programs available for other senior officers of the Company; actual grants and awards are subject to the discretion of the Compensation and Corporate Governance Committee of the Company’s Board of Directors. The Company anticipates entering into a written employment agreement with Mr. Qutub, in a form substantially similar to the employment agreements used by the Company with its other named executive officers. The final terms of Mr. Qutub’s employment agreement have not been determined at this time.

There are no family relationships between Mr. Qutub and any of the Company’s directors or executive officers, and there is no arrangement or understanding between Mr. Qutub or any other person and the Company or any of its subsidiaries pursuant to which he was appointed as an officer of the Company. There are no transactions between Mr. Qutub or any of his immediate family members and the Company or any of its subsidiaries that would be required to be reported under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

A copy of the press release announcing the management changes described herein is attached hereto as Exhibit 99.1. The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished herewith and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release, dated July 12, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RenaissanceRe Holdings Ltd.

July 13, 2016	By:	/s/ Stephen H. Weinstein

Name: Stephen H. Weinstein
Title: SVP, Group General Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated July 12, 2016